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Exhibit 23.4

Consent of Independent Auditors

We consent to the use of our report dated January 30, 2003, with respect to the financial statements of Overture Services, Inc. included in the Form 8-K/A of Yahoo! Inc., dated August 8, 2003 which is incorporated by reference in the Registration Statement on Form S-8 of Yahoo! Inc. pertaining to the Inter China Network Software Company Limited 2002 Employee Share Option Scheme, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP
Los Angeles, California
February 2, 2004

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  Exhibit 23.4